INTERCHANGE FINANCIAL SERVICES CORPORATION

                             REGISTRATION STATEMENT

                                    FORM S-8


                                    EXHIBIT 5

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                                         June 26, 2000


Interchange Financial Services Corporation
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663

         Re:      Interchange Financial Services Corporation
                  Outside Director Incentive Compensation Plan

Ladies and Gentlemen:

     We refer you to the proposed Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, of Interchange Financial Services Corporation (the "Company") pertaining to the offer and sale by the Company of 100,000 shares of the Company's Common Stock, no par value (the "Common Shares") pursuant to options granted from time to time under the Company's Outside Director Incentive Compensation Plan (the "Plan").

     We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, the Plan, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

     Based upon the foregoing examination, it is our opinion that upon the issuance of certificates evidencing the Common Shares

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Interchange Financial Services Corporation
June 26, 2000
Page 2



and delivery thereof in exchange for payment of the option prices set forth in option agreements properly granted under the Plan from time to time, and upon satisfaction of all other conditions, if any, set forth in such option agreements, then the Common Shares shall be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in prospectus included in such Registration Statement under the heading "Legal Matters".

                                         Very truly yours,

                                         NORRIS, McLAUGHLIN & MARCUS, P.A.

                                         /S/ Peter D. Hutcheon